As filed with the Securities and Exchange Commission on December 23, 2004
                                                    Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             OCEAN SHORE HOLDING CO.
             (exact name of registrant as specified in its charter)

          UNITED STATES                                   22-3584037
      --------------------                     ---------------------------------
 (State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

                               1001 ASBURY AVENUE
                              OCEAN CITY, NJ 08226
                                 (609) 399-0012
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              OCEAN CITY HOME BANK
                           SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)
                       ---------------------------------

                                           COPIES TO:
STEVEN E. BRADY                            PAUL M. AGUGGIA, ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER      AARON M. KASLOW, ESQ.
OCEAN SHORE HOLDING CO.                    MULDOON MURPHY FAUCETTE & AGUGGIA LLP
1001 ASBURY AVENUE                         5101 WISCONSIN AVENUE, N.W.
OCEAN CITY, NJ 08226                       WASHINGTON, D.C.  20016
(609) 399-0012                             (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

======================================================================================================================
     Title of each Class of            Amount          Proposed Maximum       Proposed Maximum         Amount of
        Securities to be               to be          Offering Price Per     Aggregate Offering      Registration
           Registered              Registered(1)             Share                Price(2)                Fee
----------------------------------------------------------------------------------------------------------------------
          Common Stock
         $.01 par Value            240,177 Shares          $12.53(3)             $3,009,430             $382
----------------------------------------------------------------------------------------------------------------------
         Participation
           Interests                    (4)                                                              (5)
======================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Ocean City Home Bank Savings and Investment Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Ocean Shore Holding Co. (the "Common Stock") pursuant to 17 C.F.R. Section 230.416(a).
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) The average of the high and low price of the Common Stock as reported on December 22, 2004 in accordance with 17 C.F.R. Section 230.457(c).
(4) In addition, pursuant to 17 C.F.R. Section 230.416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan, based upon the maximum amount that could be issued under the Plan pursuant to 17 C.F.R. Section 230.457(h)(5). In accordance with 17 C.F.R. Section 230.457(h), where securities are to be offered pursuant to an employee benefit plan, the aggregate offering price and the amount of the registration fee shall be computed with respect to the maximum number of shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462

OCEAN SHORE HOLDING CO.

PART I   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Ocean City Home Bank Savings and Investment Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Ocean Shore Holding Co. (the "Registrant" or the "Holding Company") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Prospectus filed with the SEC by the Registrant (File No. 333-118597) pursuant to Rule 424(b)(3) on November 16, 2004, which includes the consolidated statements of financial condition of Ocean Shore Holding Co. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in equity and cash flows for each of the three (3) years in the period ended December 31, 2002, together with the related notes and report of Deloitte & Touche LLP dated April 2, 2004.

         (b) The description of the Registrant's common stock contained in Registrant's Form 8-A 12G (File No. 000-51000), as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on October 25, 2004, as incorporated by reference to the Company's Form S-1 (File No. 333-118597) and declared effective on November 12, 2004.

         (c) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 2003, filed with the SEC on December 23, 2004.

         (d) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

         The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

                                   ARTICLE XI
                                 INDEMNIFICATION

         The Holding Company shall indemnify all officers, directors and employees of the Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         10   Ocean City Home Bank Savings and Investment Plan (1)
         23   Consent of Deloitte & Touche, LLP
         24   Power of Attorney (contained on the signature pages).



--------------------
(1) Incorporated by reference herein from Exhibit 10.4 of the Registrant's Form S-1/A (File No. 333-118597) filed with the SEC on October 22, 2004.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

         The registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

         THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, Ocean Shore Holding Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ocean City, New Jersey on December 22, 2004.

                                      OCEAN SHORE HOLDING CO.


                                      By: /s/ Steven E. Brady
                                          --------------------------------------
                                          Steven E. Brady
                                          President and Chief Executive Officer
                                          (principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Brady) constitutes and appoints Steven E. Brady, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                           Title                                       Date
       ----                                           -----                                       ----

/s/ Steven E. Brady                         President, Chief Executive                     December 22, 2004
---------------------------                 Officer and Director
Steven E. Brady                             (principal executive officer)



/s/ Donald F. Morgenweck                    Senior Vice President, Chief                   December 22, 2004
----------------------------                Financial Officer
Donald F. Morgenweck                        (principal accounting and financial officer)



/s/ Sylva A. Bertini                        Director                                       December 22, 2004
---------------------------
Sylva A. Bertini


                                                       5



/s/ Frederick G. Dalzell                    Director                                       December 22, 2004
---------------------------
Frederick G. Dalzell, MD



/s/ Christopher J. Ford                     Director                                       December 22, 2004
---------------------------
Christopher J. Ford



/s/ Ray Gillian                             Director                                       December 22, 2004
---------------------------
Ray Gillian



/s/ Robert A. Previti                       Director                                       December 22, 2004
---------------------------
Robert A. Previti



/s/ John L. Van Duyne                       Director                                       December 22, 2004
---------------------------
John L. Van Duyne



/s/ Samuel R. Young                         Director                                       December 22, 2004
---------------------------
Samuel R. Young


THE PLAN.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Ocean City Home Bank Savings and Investment Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ocean City, New Jersey on December 22, 2004.


                              OCEAN CITY HOME BANK
                              SAVINGS AND INVESTMENT PLAN



                              By: /s/ Emily Walker
                                  -------------------------------------
                                  Plan Administrator


                                                         EXHIBIT INDEX
                                                         -------------

                                                                                                                  Sequentially
                                                                                                                    Numbered
   Exhibit No.                       Description                               Method of Filing                  Page Location
------------------      --------------------------------------     -----------------------------------------    -----------------

      10                Ocean City Home Bank Savings and           Incorporated by reference.
                        Investment Plan

      23                Consent of Deloitte & Touche LLP           Filed herewith.

      24                Power of Attorney                          Located on the signature page.
